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                                                                     EXHIBIT 3.6

Certificate No.: W-001                                   No. of Warrants: 37,500

                                    WARRANTS

                            to Acquire Common Shares
                                       of
                    INTERNATIONAL MENU SOLUTIONS CORPORATION
              (Incorporated under the laws of the State of Nevada)

THIS IS TO CERTIFY THAT

               BANK OF MONTREAL CAPITAL CORPORATION
               302 Bay Street, 7th Floor
               Toronto, Ontario
               M5X 1A1

(the "holder") is the registered holder of the number specified above of warrants (the "Warrants") of International Menu Solutions Corporation (the "Corporation"), each of which entitles the holder, upon payment of $2.62 (the "Conversion Price") in cash to acquire one fully paid and non-assessable common share (a "Common Share") in the capital of the Corporation, subject to adjustment as hereinafter provided, by surrendering to the Corporation at its principal office in the Province of Ontario or to any other person at any other place designated by the Corporation during normal business hours on a business day at such place during the exercise period hereinafter referred to, this Warrant Certificate, with a notice of exercise in the form annexed hereto duly completed and executed by the holder, and payment of the applicable exercise price.

The Warrants are being issued pursuant to a subscription agreement dated the date hereof between the holder and the Corporation. The Warrants may be exercised by the holder at any time and from time to time during the period commencing on the date hereof and ending at 5:00 p.m. (Toronto time) on the earlier of(i) the second anniversary of the Closing of the transaction whereby the whole of the holder's loan to IMSI is converted to Common Shares pursuant to a Forced Conversion (as such term is defined in the loan agreement dated the date hereof between the Corporation, International Menu Solutions Inc., Bank of Montreal Capital Corporation and the holder (the "Loan Agreement")); and (ii) May 10,2005 (the "Time of Expiry"). The holder may exercise less than all of the Warrants evidenced by this Warrant Certificate.

Issuance of Share Certificate s

As soon as practicable and in any event not later than the fifth business day on which the transfer registers for the Common Shares have been open after the exercise of any Warrant, after the surrender to the Corporation of this Warrant Certificate in accordance with the foregoing, the Corporation will deliver to the person or persons in whose name or names the Common Shares are to be issued at its address shown on the notice of exercise, certificates representing the Common Shares so acquired and, to the extent less than all of the Warrants represented by this Warrant Certificate are exercised, a Warrant Certificate representing the unexercised balance of Warrants.

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                                      -2-


Rights of Holder Upon Exercise of all Warrants

On and after the date of exercise of all of the Warrants evidenced by this Warrant Certificate, the holder will have no rights hereunder except to receive certificates representing the Common Shares thereby issued to it upon surrender of this Warrant Certificate to the Corporation at its principal office in the Province of Ontario, or to any other person or at any other place designated by the Corporation. during normal business hours on a business day at such place.

Fractions of Shares

No fraction of a Common Share shall be issued or transferred on the exercise or deemed exercise of any Warrant. To the extent that any Warrant evidenced hereby confers the right to acquire a fraction of a Common Share, the holder of such Warrant shall be entitled to receive a cash payment equal to the fraction that the holder would otherwise be entitled to receive multiplied by the Conversion Price.

Compliance with Securities Laws

No Common Share will be issued or transferred pursuant to any Warrant if the issuance or transfer of such Common Share would constitute a violation of the securities laws of any applicable jurisdiction.

Adjustments

The rights of the holder, including the number of Common Shares to which it is entitled upon the exercise of the Warrants, will be adjusted as provided in, and in accordance with the provisions of, this Warrant Certificate and for such purposes and as used herein (i) "Adjustment Period" means the period commencing on the date hereof and ending at the Time of Expiry, and (ii) "Share Rate" means the rate at which Common Shares may be acquired upon the exercise of any Warrant, which rate, subject to adjustment as aforesaid, will be one Common Share for each Warrant as of and from the date hereof.

If and whenever at any time during the Adjustment Period, the Corporation shall
(i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (ii) consolidate, combine or reduce the outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares to all or substantially all of the holders of Common Shares by way of a stock dividend or other distribution, then, in each such event, the Share Rate will, on the effective date of or the record date for such event, be adjusted to equal the rate determined by multiplying the Share Rate in effect immediately prior to such date by a fraction, of which the denominator shall be the total number of Common Shares outstanding on such date immediately prior to giving effect to such event, and the numerator shall be the total number of Common Shares outstanding on such date after giving effect to such event. Such adjustment will be made successively whenever any such event shall occur.

If and whenever at any time during the Adjustment Period, there is (i) any reclassification of the Common Shares at any time outstanding, any change of the Common Shares into other shares, securities or property or any other capital reorganization of the Corporation (other than as described in the preceding paragraph), (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation or entity or otherwise resulting in any such reclassification or change or any other capital reorganization of the Corporation, or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to one or more

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                                      -3-


other corporations or entities, then, in each such event, the holder of any Warrant which is thereafter exercised will be entitled to receive, and shall accept, in lieu of the number of Common Shares to which the holder was theretofore entitled upon such exercise or deemed exercise, the kind and number or amount of shares or other securities or property which the holder would have been entitled to receive as a result of such event if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares to which the holder was theretofore entitled upon such exercise. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this paragraph with respect to the rights and interests thereafter of the holder to the end that the provisions set forth in this paragraph will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable upon the exercise of any Warrant.

If and whenever at any time during the Adjustment Period, the Corporation shall take any action affecting the Common Shares (other than as described in the two immediately preceding paragraphs), which, in the opinion of the directors of the Corporation, would materially adversely affect the rights of the holder, the Share Rate shall be adjusted in such manner and at such time, by action by the directors, in their sole discretion as they may determine to be equitable in the circumstances, acting reasonably, provided that no such adjustment will be made unless the prior approval of any stock exchange on which the Common Shares are listed for trading, if required, has been obtained. In the event the directors of the Corporation determine by resolution to take no action to make such an adjustment, such resolution shall be conclusive evidence that the directors have determined that it is equitable in the circumstances to make no adjustment. In the event that any such adjustment is made, the Corporation shall deliver a certificate to the holder describing such adjustment.

In any case in which the three immediately preceding paragraphs shall require that an adjustment shall become effective immediately after a record date for or effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the holder of any Warrant exercised after such record date or effective date and before the occurrence and consummation of such event the additional Common Shares or other securities or property issuable upon such exercise or deemed exercise by reason of the adjustment required by such event; it being understood and agreed that this Warrant Certificate shall thereupon be and be deemed to be evidence of the holder's right to receive such additional Common Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Common Shares or other securities or property declared in favour of the holders of record of Common Shares or of such other securities or property on or after the exercise date, or such later date as at which the holder would, but for the provisions of this paragraph, have become the holder of record of such additional Common Shares or of such other securities or property pursuant to the provisions hereof.

The adjustments provided for herein are cumulative, shall be computed to the nearest one whole Common Share and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions herein, provided that, notwithstanding any other provision of this Warrant Certificate, no adjustment of the Share Rate will be required (i) unless such adjustment would require an increase or decrease of at least 1% in the Share Rate then in effect (provided, however, that any adjustment which by reason of this subsection is not required to be made will be carried forward and taken into account in any subsequent adjustment), or (ii) in respect of any Common Shares issuable or issued pursuant to any stock option or stock purchase plan in force from time to time for directors, officers, employees or other service providers of the Corporation or of subsidiaries of the Corporation or pursuant to the Warrants.

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                                      -4-


In the event of any question arising with respect to the adjustments provided in this Warrant Certificate, such question shall be conclusively determined by such firm of chartered accountants as is appointed by the Corporation and acceptable to the holder. Such accountants shall have access to all necessary records of the Corporation and such determination, absent manifest error, shall be binding upon the Corporation and the holder.

Upon a determination by the Corporation to take any action which would require an adjustment in any of the rights under the Warrants, the Corporation will take any action which may, in the opinion of counsel to the Corporation, be necessary in order that the Corporation or its respective successors or successors to its undertaking or assets, will be obligated to (and may validly and legally) issue or transfer, as the case may be, all the Common Shares or other securities or property which the holder would be entitled to receive thereafter on the exercise in accordance with the provisions hereof.

At least five business days before the earlier of the effective date of or record date for any event referred to above that requires or might require an adjustment in any of the rights under the Warrants, the Corporation will give notice to the holder of the particulars of such event and, to the extent determinable, any adjustment required.

Upon each change in the Share Rate, the then applicable Conversion Price shall be automatically adjusted, such that the Conversion Price thereafter shall be equal to the product of the following formula:

       New Conversion Price = Existing Conversion Price x Prior Share Rate
                                                          ----------------
                                                          New Share Rate

Covenants of the Corporation

The Corporation covenants with the holder that, so long as any of the Warrants remain outstanding and may be exercised, unless otherwise consented to in writing by the holder, it will:

            (a) at all times maintain its corporate existence and that of its subsidiaries and diligently preserve all of their respective rights, powers, privileges and goodwill;

            (b) have reserved for issuance such number of Common Shares as may be issuable from time to time upon due exercise of the Warrants, and such Common Shares, when issued on the due exercise of the Warrants, will be issued as fully paid and non-assessable;

      (c) not take any action which would have the effect of preventing the holder from exercising any of the Warrants or receiving any of the Common Shares upon such exercise;

      (d) promptly make all requisite filings, including filings with appropriate securities commissions and stock exchanges, if applicable, in connection with the creation and sale of the Warrants, the exercise of the Warrants and the issue or transfer of the Common Shares issuable thereunder;

      (e) on or before April, 2000, use its best efforts to obtain a final receipt for an effective Registration Statement (or if the Common Shares are listed for trading on The Toronto Stock Exchange, a Prospectus in the Province of Ontario) which will qualify the Common

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            Shares as free trading shares which are not subject to any' hold periods or resale restrictions, and to pay all listing fees in connection with the listing of the Common Shares on such stock exchange(s) as the common shares of the Corporation regularly trade:

      (f) cause the Common Shares and the certificates representing the Common Shares from time to time acquired pursuant to the exercise of the Warrants to be duly issued and delivered in accordance with the provisions hereof;

      (g) comply and cause it subsidiaries to comply with all of the terms, provisions and obligations contained in the Loan Agreement; and

      (h) carry on and conduct the business of the Corporation, on a consolidated basis, in a proper and efficient manner and keep or cause to be kept proper books of record and account and make or cause to be made therein entries properly recording all dealings and transactions in relation to their business all in accordance with generally accepted accounting principles.

Exchange of Warrant Certificates

On presentation at the principal office of the Corporation in the Province of Ontario, on compliance with the reasonable requirements of the Corporation, one or more Warrant Certificates may be exchanged at no cost to the holder for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

Transfer of Warrants

The Warrants evidenced by this Warrant Certificate may only be transferred by the holder or its attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation and, upon compliance with applicable securities legislation and such other reasonable requirements as the Corporation may prescribe, such transfer will be duly notified on such register of transfers by the Corporation.

For greater certainty, the Warrants evidenced by this Warrant Certificate are not transferrable except (i) under the circumstances of and only as part of, a transfer by the holder of its rights under the Loan Agreement; or (ii) a transfer in other circumstances to a transferee which is neither a competitor of the Corporation nor related in any way to a competitor of the Corporation provided however in the event of default in any of the payment obligations of the Corporation to the holder which continues for 90 days, this Warrant may be transferred to any third party.

Warrantholder not a Shareholder

The holding of this Warrant Certificate will not constitute the holder a shareholder of the Corporation or entitle it to any right or interest in respect thereof except as otherwise provided herein.

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Surrender of Warrant Certificate

Surrender of this Warrant Certificate for any purpose will be deemed to have been validly effected for such purpose only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Corporation or persons designated for such purpose at such office or one of such designated other places.

Time of the Essence

Time will be of the essence hereof.

Governing Law

This Warrant Certificate shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the Corporation has caused this Warrant Certificate to be signed by its officer duly authorized in that behalf as of this day of April, 1999.

                                         INTERNATIONAL MENU SOLUTIONS
                                         CORPORATION


                                         By: _________________________________

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE UNDERLYING COMMON SHARES ISSUABLE UPON EXERCISE HEREOF WILL BE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY AND IN COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION.

                               NOTICE OF EXERCISE

TO:        INTERNATIONAL MENU SOLUTIONS CORPORATION (the "Corporation")

The undersigned holder of the Warrants evidenced by the within Warrant Certificate hereby exercises its right to acquire _____________ Common Shares of the Corporation (or such number of Common Shares or other securities or property to which such exercise entitles it in lieu thereof or in addition thereto pursuant to the provisions of the within Warrant Certificate) that are issuable pursuant to such Warrants on the terms specified in such Warrant Certificate.

The undersigned holder hereby:

(i)   |_|   tenders herewith $_________________ on account of the applicable aggregate Conversion Price OR

(ii)  |_|   tenders herewith $_________________ on account of the applicable aggregate Conversion Price and elects to satisfy the balance of the aggregate Conversion Price through a reduction in the principal amount owing under the Loan Agreement OR

(iii) |_|   elects to satisfy the entire aggregate Conversion Price through a reduction in the principal amount owing under the Loan Agreement.

To the extent that any portion of the aggregate Conversion Price is not tendered herewith and principal amount is owing to the holder under the Loan Agreement, the holder will be deemed to have elected to satisfy such amounts of the Conversion Price as may be purchased based on the outstanding principal amount owing to the holder under the Loan Agreement.

The undersigned hereby irrevocably directs that the said Common Shares be issued and delivered as follows:

================================================================================
       Name(s) in Full                   Address(es)              Number(s) of
                                                                  Common Shares
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

(Please print full name in which share certificates (the "Certificates") are to be issued. If any Certificates are to be issued to a person or persons other than the holder of this Warrant Certificate, the holder must pay to the Corporation all eligible transfer taxes or other government charges.)

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      DATED this _____ day of ______________, _____.


_________________________________          _____________________________________
Signature Guaranteed                       Signature of Holder


                                           _____________________________________
                                           Name of Holder


                                           _____________________________________
                                           Address of Holder

Certificates will be delivered or mailed as soon as practicable after the due surrender of this Warrant Certificate as aforesaid.

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                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned holder of the Warrants to acquire common shares of International Menu Solutions Corporation evidenced by the within Warrant Certificate hereby sells, assigns and transfers such Warrants unto ________________________________________ and does hereby irrevocably constitute and appoint attorney ____________________________ to transfer such Warrants on the register of transfers with full power of substitution in the premises.

      DATED this _____ day of __________________, _______


_________________________________          _____________________________________
Signature Guaranteed                       Signature of Holder (must be the same
                                           as the name appears on the Warrant
                                           Certificate)


                                           _____________________________________
                                           Name of Holder


                                           _____________________________________
                                           Address of Holder